EXHIBIT 4.2

FORM OF ACQUISITION NOTE

U.S. $____________	Philadelphia, Pennsylvania

FOR VALUE RECEIVED, each of undersigned borrowers (individually a “Borrower”, and collectively the “Borrowers”), hereby promises to pay to the order of ____________ or its permitted registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds on the Maturity Date of the Acquisition Facility, the principal sum of ____________________ U.S. DOLLARS ($________) or, if less, the unpaid principal amount of all Acquisition Loans made by the Lender pursuant to the Credit Agreement (as defined below), payable at such times and in such amounts as are specified in the Credit Agreement.

Each Borrower promises also to pay interest on the unpaid principal amount of each Acquisition Loan made by the Lender in like money from the date hereof until paid at the rates and at the times provided in Section 2.08 of the Credit Agreement.

This Note is one of the Acquisition Notes referred to in the Amended and Restated Credit Agreement, dated August 15, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), each of the Subsidiaries of the Operating Company (each individually a “Borrower” and collectively, the “Borrowers”), StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited liability partnership (the “Partnership”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and is entitled to the benefits of the Credit Agreement and of the other Credit Documents. Terms not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement. This Note is secured by the Security Documents and is entitled to the benefits of the Collateral. As provided in the Credit Agreement, this Note is subject to voluntary and mandatory repayment prior to the Maturity Date of the Acquisition Facility, in whole or in part, and Acquisition Loans may be converted from one Type into another Type to the extent provided in the Credit Agreement.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement. All obligations of the Borrowers hereunder (other than the Controlled Non-Profits) shall be joint and several.

Each Borrower hereby waives the requirements of demand, presentment, protest, notice of protest and dishonor and all other demands or notices of any kind in connection with the delivery, acceptance, performance, default, dishonor or enforcement of this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE COMMONWEALTH; PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

THE BORROWERS AND THE LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OF CAUSE OF ACTION ARISING UNDER THIS NOTE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Notwithstanding anything to the contrary contained in this Note or the other Credit Documents, each Controlled Non-Profit shall be liable only for that portion of the Obligations evidenced by (i) any Loan or other extension of credit made to, or for the benefit of, such entity under any other Credit Documents, (ii) any loan, advance or other distribution to such entity of proceeds of any Loan or other extension of credit made to other Borrower hereunder, and (iii) its proportionate share of all Loans and other extensions of credit made hereunder to fund any administrative or other management related fees, costs and expenses of the General Partner, the Partnership, the Operating Company or any Borrower providing such services to such Controlled Non-Profits pursuant to a Cemetery Management Agreement; and the Collateral of such Controlled Non-Profit shall only secure, or be utilized to repay, such portion of the Obligations described above.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, each Borrower has caused this Acquisition Note to be executed by its duly authorized officer as of the day and year first written above.

STONEMOR GP LLC

By:
Paul Waimberg, Vice President

STONEMOR PARTNERS L.P.

	By:	STONEMOR GP LLC its General Partner

By:
Paul Waimberg, Vice President

STONEMOR OPERATING LLC

By:
Paul Waimberg, Vice President

Additional Credit Parties

Alleghany Memorial Park Subsidiary, Inc.

Altavista Memorial Park Subsidiary, Inc.

Arlington Development Company

Augusta Memorial Park Perpetual Care Company

Bethel Cemetery Association

Beth Israel Cemetery Association of Woodbridge, New Jersey

Birchlawn Burial Park Subsidiary, Inc.

Cedar Hill Funeral Home, Inc.

Cemetery Investments Subsidiary, Inc.

Chapel Hill Associates, Inc.

Chapel Hill Funeral Home, Inc.

Clover Leaf Park Cemetery Association

Columbia Memorial Park Subsidiary, Inc.

Cornerstone Family Insurance Services, Inc.

Cornerstone Family Services of New Jersey, Inc.

Cornerstone Family Services of West Virginia Subsidiary, Inc.

Covenant Acquisition Subsidiary, Inc.

Covington Memorial Funeral Home, Inc.

Covington Memorial Gardens, Inc.

Crown Hill Cemetery Association

Eloise B. Kyper Funeral Home, Inc.

Forest Lawn Memorial Chapel, Inc.

Forest Lawn Memory Gardens, Inc.

Glen Haven Memorial Park Subsidiary, Inc.

Henry Memorial Park Subsidiary, Inc.

Highland Memorial Park, Inc.

Hillside Memorial Park Association, Inc.

KIRIS Subsidiary, Inc.

Lakewood/Hamilton Cemetery Subsidiary, Inc.

Lakewood Memory Gardens South Subsidiary, Inc.

Laurel Hill Memorial Park Subsidiary, Inc.

Laurelwood Holding Company

Legacy Estates, Inc.

Locustwood Cemetery Association

Loewen [Virginia] Subsidiary, Inc.

Lorraine Park Cemetery Subsidiary, Inc.

Modern Park Development Subsidiary, Inc.

Northlawn Memorial Gardens

Oak Hill Cemetery Subsidiary, Inc.

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Ohio Cemetery Holdings, Inc.

Osiris Holding Finance Company

Osiris Holding of Maryland Subsidiary, Inc.

Osiris Holding of Rhode Island Subsidiary, Inc.

Osiris Management, Inc.

Osiris Telemarketing Corp.

Perpetual Gardens.Com, Inc.

PVD Acquisitions Subsidiary, Inc.

Rockbridge Memorial Gardens Subsidiary Company

Rose Lawn Cemeteries Subsidiary, Incorporated

Roselawn Development Subsidiary Corporation

Russell Memorial Cemetery Subsidiary, Inc.

Shenandoah Memorial Park Subsidiary, Inc.

Sierra View Memorial Park

Southern Memorial Sales Subsidiary, Inc.

Springhill Memory Gardens Subsidiary, Inc.

Star City Memorial Sales Subsidiary, Inc.

Stephen R. Haky Funeral Home, Inc.

Stitham Subsidiary, Incorporated

StoneMor Alabama Subsidiary, Inc.

StoneMor California, Inc.

StoneMor California Subsidiary, Inc.

StoneMor Georgia Subsidiary, Inc.

StoneMor Hawaii Subsidiary, Inc.

StoneMor North Carolina Funeral Services, Inc.

StoneMor Ohio Subsidiary, Inc.

StoneMor Tennessee Subsidiary, Inc.

StoneMor Washington, Inc.

Sunset Memorial Gardens Subsidiary, Inc.

Sunset Memorial Park Subsidiary, Inc.

Temple Hill Subsidiary Corporation

The Valhalla Cemetery Subsidiary Corporation

Virginia Memorial Service Subsidiary Corporation

W N C Subsidiary, Inc.

Wicomico Memorial Parks Subsidiary, Inc.

Willowbrook Management Corp.

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Alleghany Memorial Park LLC

Altavista Memorial Park LLC

Birchlawn Burial Park LLC

Cemetery Investments LLC

Cemetery Management Services, L.L.C.

Cemetery Management Services of Mid-Atlantic States, L.L.C.

Cemetery Management Services of Ohio, L.L.C.

CMS West LLC

CMS West Subsidiary LLC

Columbia Memorial Park LLC

Cornerstone Family Services of West Virginia LLC

Cornerstone Funeral and Cremation Services LLC

Covenant Acquisition LLC

Glen Haven Memorial Park LLC

Henlopen Memorial Park LLC

Henlopen Memorial Park Subsidiary LLC

Henry Memorial Park LLC

Juniata Memorial Park LLC

KIRIS LLC

Lakewood/Hamilton Cemetery LLC

Lakewood Memory Gardens South LLC

Laurel Hill Memorial Park LLC

Loewen [Virginia] LLC

Lorraine Park Cemetery LLC

Modern Park Development LLC

Oak Hill Cemetery LLC

Osiris Holding of Maryland LLC

Osiris Holding of Pennsylvania LLC

Osiris Holding of Rhode Island LLC

Plymouth Warehouse Facilities LLC

PVD Acquisitions LLC

Rockbridge Memorial Gardens LLC

Rolling Green Memorial Park LLC

Rose Lawn Cemeteries LLC

Roselawn Development LLC

Russell Memorial Cemetery LLC

Shenandoah Memorial Park LLC

Southern Memorial Sales LLC

Springhill Memory Gardens LLC

Star City Memorial Sales LLC

Stitham LLC

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

StoneMor Alabama LLC

StoneMor Arkansas Subsidiary LLC

StoneMor Cemetery Products LLC

StoneMor Colorado LLC

StoneMor Colorado Subsidiary LLC

StoneMor Florida Subsidiary LLC

StoneMor Georgia LLC

StoneMor Hawaii LLC

StoneMor Hawaiian Joint Venture Group LLC

StoneMor Holding of Pennsylvania LLC

StoneMor Illinois LLC

StoneMor Illinois Subsidiary LLC

StoneMor Indiana LLC

StoneMor Indiana Subsidiary LLC

StoneMor Iowa LLC

StoneMor Iowa Subsidiary LLC

StoneMor Kansas LLC

StoneMor Kansas Subsidiary LLC

StoneMor Kentucky LLC

StoneMor Kentucky Subsidiary LLC

StoneMor Michigan LLC

StoneMor Michigan Subsidiary LLC

StoneMor Missouri LLC

StoneMor Missouri Subsidiary LLC

StoneMor North Carolina LLC

StoneMor North Carolina Subsidiary LLC

StoneMor Ohio LLC

StoneMor Oregon LLC

StoneMor Oregon Subsidiary LLC

StoneMor Pennsylvania LLC

StoneMor Pennsylvania Subsidiary LLC

StoneMor Puerto Rico LLC

StoneMor Puerto Rico Subsidiary LLC

StoneMor South Carolina LLC

StoneMor South Carolina Subsidiary LLC

StoneMor Washington Subsidiary LLC

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Sunset Memorial Gardens LLC

Sunset Memorial Park LLC

Temple Hill LLC

The Valhalla Cemetery Company LLC

Tioga County Memorial Gardens LLC

Virginia Memorial Service LLC

WNCI LLC

Wicomico Memorial Parks LLC

Woodlawn Memorial Park Subsidiary LLC

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties